UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
McKesson Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2014 Annual Meeting of Stockholders Meeting Date: July 30, 2014

2 2
Executive Summary
We ask for your support at our 2014 Annual Meeting
Delivered Strong
Performance
Superior financial and operational performance in FY 2014
•
Revenues of $137.6B (13% increase from FY 2013)
•
Operating cash flow of $3.1B (24% increase from FY 2013)
•
Adjusted EPS of $8.35 (31% increase from FY 2013)
65% total shareholder return for the fiscal year ended March 31, 2014
Successfully executed on strategic and operational initiatives, including the $8B international acquisition of Celesio AG
Robust Governance
Structure is Informed
by Shareholder
Feedback
We value shareholder feedback in the refinement of our compensation and governance practices
We implemented and expanded our Lead Independent Director role
We have committed to submit a proxy access by-law amendment to our shareholders in 2015
Continued
Improvements to the
Compensation Program
After our 2013 Annual Meeting, we engaged with over 50% of our shareholder base to understand their concerns
We made meaningful changes to our CEO’s pension benefit, our executive pay magnitude and incentive plan design
Independent and
Experienced Board
8 of 9 director nominees are independent
Our directors bring a balance of industry-specific and functional expertise
We are refreshing our Board – we added 1 new director in April 2014 and expect
4 of our existing directors to retire over the next 3 years (including 1 at the 2014
Annual Meeting)

3 3
A History of Strong, Sustained Performance
Key Operational,
Financial and
Strategic
Achievements
Delivered significant, profitable growth on a top-line, bottom-line, and cash flow basis
Undertook strategic and operational actions focusing on areas where we have a leading position in order to improve our efficiency and enhance our ability to continually innovate for our customers
Continued execution of disciplined strategic transactions, most recently the $8B acquisition of Celesio AG that expands McKesson’s global platform
Balanced capital allocation policy with significant capital return to shareholders through both stock repurchases and dividends
Our Executive Team and experienced Board
have driven tremendous long-term value for our shareholders
1-Year TSR
3-Year TSR
TSR Since Mr.
Hammergren
Named CEO in
FY 2002
127%
88%
29%
195%
80%
25%
628%
129%
65%
0% 100% 200% 300% 400% 500% 600% 700%
McKesson
FY 2014 Compensation Peer Group
(Market Cap Weighted Average)
S&P 500 Health Care Index

Responsive to 2013 Vote and
Subsequent Shareholder Feedback

Ongoing Board
Committee
Refreshment
Clawback Policy
Enhanced Based
On Shareholder
Proposal
Compensation Committee implemented changes to address concerns regarding the scale of the CEO’s pension and the quantum of his pay
o
Reduced pension by $45M and set a fixed value for pension benefit
o
Eliminated volatility in pension due to changes in actuarial assumptions
Alton Irby, former Chair of the Compensation Committee, has stepped off that Committee
Jane Shaw joined the Compensation Committee and assumed the role of Committee Chair
New Director N. Anthony Coles joined the Compensation Committee in April 2014
Wayne Budd was appointed Chair of the Governance Committee
Policy previously required intentional misconduct or a material negative revision of financial or operating measures to trigger a clawback
o
“Intent” and “Materiality” restrictions were eliminated, providing the Compensation
Committee greater flexibility in determining when to trigger a clawback
Policy now requires public disclosure of the results of any deliberations regarding whether to recoup compensation, except where prevented by legal or privacy concerns
We engaged with over 50% of our shareholders to understand areas of concern and made meaningful changes in response to shareholder feedback
Substantive
Compensation
Program Changes
Made to CEO Pay

What’s New: Executive Compensation
Evaluation of Our CEO’s Pension Benefit

Some shareholders had concerns
regarding the scale of our CEO’s
pension benefit
The CEO’s pension benefit is provided
under a legacy pension benefit plan and an
employment agreement from 1999
The annual increase in pension
accumulation is reflected in the Summary
Compensation Table and can cause spikes
in total disclosed compensation
Change reported in 2013 resulted from
adjustments to actuarial / interest rate
assumptions, which were required in light
of a long period of historically low interest
rates
Representatives of the Board and
management reached out to shareholders
to understand their perspectives following
the 2013 say on pay vote
The Compensation Committee evaluated
possible changes to the CEO’s pension
in the context of important goals
Drive the right business outcomes for
McKesson
Be in the best interests of all shareholders, and
responsive to their concerns
Retain and motivate our CEO

What’s New: Executive Compensation
Changes to the CEO’s Pension
Eliminated growth in CEO’s pension cost
Eliminated volatility in CEO’s pension benefit due to changes in actuarial assumptions
Eliminated CEO’s incentive to leave based on a changing interest rate environment
Due to this change, there will be no future change to the value of the pension, which will simplify Summary Compensation Table disclosure
“Fixed” the CEO’s pension benefit with $45M reduction (~30%) from the termination benefit disclosed in 2013

What’s New: Executive Compensation
FY 2014 Current NEO Compensation Decisions
Base
Salaries
Maintained CEO base salary since May 2010 and other Current NEO base salaries since May 2011
Performance
RSUs
Reduced target awards by an average of 6% from FY 2013
Option
Awards
Reduced grant date values by an average of 24% from FY 2013
Long-Term
Incentive
Plan
Reduced maximum payout opportunity for executive officers by 33%
for FY 2012 – FY 2014 performance period
Reduced target awards by an average 3% from FY 2013 – FY 2015 performance period
We heard our shareholders’ views about the level of total compensation and responded by reducing nearly every element of our FY 2014 pay program

FY 2010 – FY 2014 CEO Direct Pay Down 26%
With Total Shareholder Return of 427%

(1)
(2)
Total shareholder return assumes $100 invested at the close of trading on March 31, 2009 and the reinvestment of dividends when paid.
Total direct compensation (“TDC”) refers to total compensation disclosed in the Summary Compensation Table minus the amount displayed under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column. We exclude this amount because it does not reflect
Compensation Committee decisions based on Company or individual performance.

Executive Compensation
Financial Targets Tied to Operating and Strategic Plans

Key Considerations in Development of Financial Targets
for Annual and Long-Term Incentive Plans
Business Environment Competitive Factors McKesson Objectives
Public Policy
Analyst Expectations
Market Outlook
Tax Policy
Industry Trends
Competitor Performance
Competitor Plans
Competitive Landscape
Market Growth
Historical Trends
Historical Performance
Long Range Planning
Capital Deployment Opportunities
Recent Capital Deployment Decisions
Long Range Corporate Strategy
Financial targets for annual and long-term incentive plans tied to 1- year operating plan and rolling 3-
year strategic plan
This approach has been effective
o
From FY 2012 to FY 2014, McKesson’s forward earnings guidance grew by more than 30%, representing a compound annual growth rate of approximately 15%
o
For FY 2015, forward earnings guidance published on May 12, 2014 was 27% greater than the actual earnings result for FY 2014

What’s New: Executive Compensation
Incentive Plan Changes for FY 2015

Shareholder Concerns Impact on FY 2015 Incentive Plan
Redundant use of
earnings metrics
Replaced Adjusted EBITDA with Adjusted OCF as secondary
financial metric in Management Incentive Plan (annual cash
incentive)
Replaced Cumulative Adjusted OCF with Adjusted ROIC as
secondary metric in Long-Term Incentive Plan (long-term cash incentive)
Lack of shareholder return
or relative measure
and
Short performance period
(1- year) in PeRSU program
Replaced Performance Restricted Stock Unit (“PeRSU,” former long-
term equity incentive) program with new Total Shareholder
Return Unit (“TSRU,” new long-term equity incentive) program for executive officers
Adopted TSR relative to S&P 500 Health Care Index as sole
performance metric in new TSR program
o Target payout at 55
th
percentile relative to index (above
median performance)
o Payout capped at target if McKesson TSR is negative
All long-term incentive plans for executive officers, including new
TSRU program, now have performance or vesting periods of at
least 3 years

Governance Attributes
Our Board actively seeks input from shareholders and is committed to continuously monitoring and maintaining effective governance practices
*
Reflects governance changes adopted or enhanced in last year
Key
Governance
Attributes
Shareholder Right
to Call Special
Meeting *
No Supermajority
Vote Provisions
Majority Voting for
Uncontested Director
Elections
Annual Election
of Directors
8 of 9 Director
Nominees are
Independent
Robust Lead
Independent
Director *
Significant
Director Equity
Ownership
Annual CEO
Succession Review
Regular Executive
Sessions of the Board
No Poison Pill
Related Party
Transactions Policy

Independent, Experienced Board with
Diverse Skills & Perspectives
McKesson’s Board, with its diverse perspectives, provides valuable guidance, consultation and oversight for management
Nominees Bring a Balance of Industry-Specific and Functional Expertise
All 9 have served on other public company
boards
2 former leaders of pharmaceutical or medical
device companies
4 nominees with healthcare experience 3 with financial expertise
3 technology industry experts 2 former CFOs
8
Independent
Directors
7
Current or
Former CEOs
2
Females
2
African
Americans
2
Physicians
89% 78% 22% 22% 22%

What’s New: Corporate Governance
Ongoing Board Refreshment

The Governance Committee continues to identify candidates to join the Board and provide fresh perspectives as new independent Directors
Expected Composition at 2017 AGM**
Current Board Tenure*
N. Anthony Coles, M.D.,
appointed to the Board in
April 2014
o
Former CEO and
Chairman of Onyx
Pharmaceuticals
(NASDAQ:ONXX)
o
Extensive experience in
biopharmaceuticals and
pharmaceuticals
o
Independent under SEC,
New York Stock
Exchange and McKesson
criteria
*Includes Dr. Shaw who will be leaving the Board at the upcoming Annual Meeting
**Assumes no expansion in Board size
16+ Years
2
1
4 4
1
0-5 Years 6-10 Years 11-15 Years 16+ Years
4
1
2
0-5 Years 6-10 Years 11-15 Years

What’s New: Corporate Governance
Expansion of Lead Director Role

Preside at all meetings of the Board at
which the Chairman is not present,
including executive sessions of the
independent directors
Serve as liaison between the
Chairman and the independent
directors
Approve information sent to the
Board
Approve Board meeting agendas and
assure that there is sufficient time for
discussion of all items
Call meetings of the independent
directors, as appropriate
If requested by major shareholders,
ensure that he or she is available for
direct communication
Lead the annual evaluation of directors
and the CEO
Assume role of Chairman of the Board
on an interim basis in the event of a
temporary or permanent absence of
the Chairman
Provide recommendations to the
Governance Committee regarding
Board committee memberships
selection of committee chairs
Retain independent legal, accounting
and other advisors
Assist in assuring compliance with,
and implementation of, the Corporate
Governance Guidelines
Core Roles and Responsibilities
of Lead Independent Director
Expansion of Lead Independent
Director’s Powers
Created
role in
January
2013,
effective
July 2013
Expanded
role in
October
2013

What’s New: Governance
Proxy Access By-Law in 2015

We recently announced plan to submit a proposal at the 2015
Annual Meeting to adopt a proxy access by-law amendment
Discussed proxy access with shareholders in reaching decision
3% ownership with a 3-year holding period
Shareholders may nominate directors for up to 20% of the
available seats
McKesson’s plan to seek shareholder approval of proxy access demonstrates our commitment to best practices in corporate governance

Board Perspectives on Shareholder Proposals
Action by Written Consent of Shareholders

The Board believes that implementation of this proposal is unnecessary given the ability of shareholders to call special meetings
o Currently, any matter that either McKesson or its shareholders wish to present for a vote must be presented at an annual or special meeting; this allows all shareholders to consider, discuss and vote on pending shareholder actions
Written consent would permit a small group of shareholders (including those who accumulate a short-term voting position through the borrowing of shares) to initiate action with no prior notice either to the other shareholders or to the Company
o Such shareholders may not act in the interests of longer-term holders of our common stock
o Action by written consent is not subject to notice periods that are vital to informed decision making
o This could prevent all shareholders from having an opportunity to deliberate in an open and transparent manner, and to consider arguments for and against any action
o Further, the Board does not have the opportunity to analyze and provide a recommendation, and proponents need not provide any information regarding themselves or their interests in the proposed action to other shareholders or the Company
A proposal on this topic in 2013 was opposed by 55% of votes cast, while the special meeting right proposed by the Company was overwhelmingly approved, reflecting shareholder preferences
Given the potential for abuse and disenfranchisement of minority shareholders and other adverse consequences associated with the right to act by less than unanimous written consent, the Board recommends a vote “AGAINST” this proposal

Board Perspectives on Shareholder Proposals
Disclosure of Political Contributions

McKesson understands that the decisions made by policymakers have a profound impact on our industry, business and customers
McKesson primarily engages in the political process through the McKesson Corporation Employees Political
Fund (“PAC”)
o Contributions are funded entirely by eligible McKesson employees on a voluntary basis; such contributions are not made with corporate assets
The Company does not make “independent expenditures” or “super PAC” contributions
The Company does make a limited number of corporate political contributions at the state level
o This includes corporate contributions to state candidates and political action committees in areas where the Company has a significant employee or facility presence
o Political contributions are subject to Board oversight, and all contributions must be approved by the Senior
Vice President of Public Affairs, with contributions greater than $1,000 subject to approval by the
Chairman of the Board and Chief Executive Officer
We agree that transparency and accountability with respect to political expenditures are important
o All corporate political contributions are subject to both internal procedures and strict laws regarding transparency
We support transparency in reporting; a link to a database of PAC contributions is made available on our website at www.mckesson.com under the caption “About McKesson-Public Affairs,” as well as the aggregate amount of political contributions and a statement about the Company’s political contribution policies
Given the limited nature of McKesson’s corporate political contributions, together with recently enhanced transparency and Board oversight of our political engagement, the
Board believes this proposal is unnecessary and recommends a vote “AGAINST”

Board Perspectives on Shareholder Proposals
Accelerated Vesting of Equity Awards

The Board opposes this proposal because providing for accelerated vesting of equity awards in the event of a named executive officer’s termination following a change in control is in the best interests of shareholders
o This “double trigger” for accelerated vesting is consistent with feedback from our shareholders
o Executives have employee benefits, including severance and change in control benefits, that the
Compensation Committee believes are competitively necessary
o Adopting this proposal would limit our ability to provide competitive compensation programs and could disadvantage our ability to attract and retain highly qualified employees
Accelerated vesting can help to mitigate some of the uncertainty that will likely arise for executives from a change in control transaction, and reduce the risk of executive turnover during a pending transaction where the risk of job loss is relatively high for senior executives
The Board believes that the current structure of the Company’s executive compensation program, including the provisions related to accelerated vesting of equity incentive awards, are appropriate and effective, and align the interests of our executives with those of the Company’s shareholders
o These compensation programs are consistent with market practice and provide us with the ability to compete for, attract and retain talented executives
The Board believes that the current executive compensation structure, including accelerated vesting of equity incentive awards, is appropriate and effective at aligning the interests of executives and shareholders – a vote “AGAINST” is recommended

2014 Annual Meeting of Stockholders
This information is being provided to shareholders in addition to the proxy statement filed by McKesson Corporation (the “Company”) with the Securities and
Exchange Commission (the “SEC”) on June 19, 2014. Please read the complete proxy statement and accompanying materials carefully before you make a voting decision. Even if voting instructions for your proxy have already been given, you can change your vote at any time before the annual meeting by giving new voting instructions as described in more detail in the proxy statement. The proxy statement, and any other documents filed by the Company with the SEC, may be obtained free of charge at www.sec.gov
and from the Company’s website at
www.mckesson.com.